UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Tronox Limited was held on May 21, 2013. At the annual meeting, shareholders voted in favor of (i) the re-election of the directors listed below; (ii) the Tronox Limited Annual Performance Plan; (iii) the appointment of Grant Thorton LLP as our independent registered public auditor, to serve until the earlier of the date that the auditor resigns or is removed; (iv) the compensation of our named executive officers (“the Say-on-Pay Vote”); and (v) an annual Say-on-Pay Vote.

The final voting results are as follows:

1(a). Election of Class A directors:

Nominee	Votes For	Votes Against	Votes Withheld/Abstentions	Broker Non- Votes	Total Unvoted Shares
Thomas Casey	40,019,804	0	568,384	11,309,428	23,369,297
Andrew P. Hines	40,526,990	0	61,198	11,309,428	23,396,297
Wayne A. Hinman	39,569,246	0	1,018,942	11,309,428	23,396,297
Ilan Kaufthal	40,009,920	0	578,268	11,309,428	23,396,297
Jeffry N. Quinn	40,457,499	0	130,689	11,309,428	23,396,297
Peter Johnston	39,400,231	0	1,187,957	11,309,428	23,396,297

1(b). Election of Class B directors:

Nominee	Votes For	Votes Against	Votes Withheld/Abstentions	Broker Non- Votes	Total Unvoted Shares
Daniel Blue	51,154,280	0	0	0	0
Wim de Klerk	51,154,280	0	0	0	0
Sipho Nkosi	51,154,280	0	0	0	0

2. Approval of the Tronox Limited Annual Performance Bonus Plan:

Votes For	Votes Against	Votes Withheld/Abstentions	Broker Non-Votes	Total Unvoted Shares
90,923,702	795,837	22,927	11,309,431	23,369,299

3. Approval of the appointment of the Company’s independent registered public auditor:

Votes For	Votes Against	Votes Withheld/Abstentions	Broker Non-Votes	Total Unvoted Shares
102,890,861	105,527	55,509	0	12,059,868

4. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Withheld/Abstentions	Broker Non-Votes	Total Unvoted Shares
90,995,837	727,531	19,099	11,309,429.89	23,369,297

5. Approval, on a non-binding advisory basis, of the frequency of the Say-on-Pay Vote:

1 Year	2 Years	3 Years	Votes Withheld/Abstentions	Broker Non-Votes	Total Unvoted Shares
90,958,809	93,640	571,223	118,794	11,309,431	23,369,299

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

TRONOX LIMITED

By:	/s/ Michael J. Foster
Michael J. Foster
Senior Vice President - General Counsel and Secretary

3